Exhibit 99.2

Veritas Capital Completes Acquisition of Anaren

SYRACUSE, N.Y., Feb. 18, 2014 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq: ANEN) (“Anaren” or the “Company”) today announced the successful completion of its acquisition by a controlled affiliate of The Veritas Capital Fund IV, L.P. (“Veritas Capital”), a private equity investment firm.

Pursuant to the terms of the previously announced merger agreement, shareholders of the Company will receive $28.00 in cash (without interest and less any applicable withholding taxes) for each share of Company common stock they own, in a transaction with an equity value of approximately $383 million.

As previously announced, the merger was approved at a special meeting of shareholders held on February 6, 2014. Under private ownership, the Company's common stock will no longer be listed or traded on the NASDAQ Global Select Market.

“Veritas Capital is excited to be associated with the management and employees of Anaren. The company has an established history of providing leading technologies and products to the space, defense and communications markets. We look forward to continuing this tradition under our ownership, working with Larry Sala and his team, to provide our customers with cost effective, high performance solutions to their important requirements,” said Hugh Evans, partner of Veritas Capital.

“We are pleased to be embarking on the next stage of Anaren’s growth under the new ownership of Veritas Capital. As a private company and under the guidance of Veritas, we will continue to serve our customers and end markets while seeking to broaden our product offerings and expand into adjacent market spaces,” said Chief Executive Officer, Larry Sala.

About Veritas Capital

Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to government and commercial customers worldwide. Veritas has been involved as the lead investor in over 60 transactions totaling approximately $16 billion in value. For more information, please visit http://www.veritascapital.com.

About Anaren, Inc.

Anaren, Inc. designs, develops, manufactures and sells highly integrated microwave components, assemblies and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company's operations or strategy. These forward-looking statements are based on management's current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts' reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. Additional factors are set forth in Anaren's filings with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 12, 2013 and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made. Anaren expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.